Exhibit 10.19

CHARGE OVER SHARES

IN

FULL TRUCK ALLIANCE CO. LTD.,

November 21, 2020

WANG Gang

(the “Borrower”)

and

Truck Work Logistics Information Co. Ltd

(the “Chargor”)

and

FULL TRUCK ALLIANCE CO. LTD.

(the “Secured Party”)

This Charge is made on November 21, 2020

Between:

(1)	WANG Gang, a PRC citizen with Passport No. of ****** (the “Borrower”);

(2)	Truck Work Logistics Information Co. Ltd, a company organized under the laws of the British Virgin Islands (the “BVI”) (the “Chargor”); and

(3)	FULL TRUCK ALLIANCE CO. LTD., an exempted company organized under the laws of the Cayman Islands (the “Secured Party” or the “Company”).

Whereas:

(A)	The Borrower owns all the shares of Chargor and is the sole beneficial owner of the Chargor;

(B)

Pursuant to the Loan Agreement (as defined below), the Secured Party has agreed to advance a loan of a certain amount to the Borrower and his affiliate, Mesterywang Investments Limited, subject to the terms and conditions set out in the Loan Agreement.

(C)	It is a condition precedent under the Loan Agreement that the Borrower and the Chargor enter into this Charge over shares which are beneficially owned and held by the Chargor in the Company.

It is agreed as follows:

1	Definitions and Interpretation

1.1

In this Charge (except where the context otherwise requires) words and expressions not defined hereunder shall have the same meanings assigned to them as defined in the Loan Agreement, and the following words and expressions shall have the following meanings:

“Business Day”	means any day which is not a Saturday or Sunday or a public holiday in the place at which the notice is left or sent;

“Charged Shares”	means the Initial Shares (defined hereinafter) and all and any other shares, warrants and other securities of any kind (including loan capital) of the Company now or at any time in the future beneficially owned by the Borrower and/or the Chargor and shall be charged pursuant to the Loan Agreement including:

(a) all dividends, interest and other income paid or payable in relation to any Initial Shares; and

(b)   all shares, securities, rights, monies or other property accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option or otherwise in respect of any Initial Shares (including but not limited to proceeds of sale).

“Event of Default”	means any breach under the Loan Agreement;

“Indebtedness”	means any obligation for the payment or repayment of money in any currency, whether present or future, actual or contingent, joint or several, whether incurred as principal or surety or in any other way whatever, and including principal, interest, commission, fees and other charges;

“Initial Shares”	means the securities listed in Schedule 1 (as appropriately adjusted for share splits, share dividends, recapitalizations and the like) which are all registered in the name of the Chargor;

“Liability”	means any liability, damage, loss, cost, claim or expense of any kind or nature, whether direct, indirect, special, consequential or otherwise under this Charge or under Loan Agreement;

“Loan”	means the entire aggregate amount of principal of US$200,000,000 and accrued interests owed pursuant to the Loan Agreement;

“Loan Agreement”	means the Loan Agreement dated November 21, 2020 entered into by and among the Company, the Borrower and Mesterywang Investments Limited;

“Receiver”	has the meaning given to it in Clause 8;

“Secured Obligations”	means all and any amounts of any kind now or in the future, actual or contingent, due or payable (or expressed to be due or payable) by the Borrower to the Secured Party in any currency, actually or contingently, solely and/or jointly and/or severally with another or others as principal or surety on any account whatsoever under or in connection with the Loan Agreement or as a consequence of any breach, non-performance, disclaimer or repudiation by Borrower of any of its obligations under the Loan Agreement or otherwise and references to the Secured Obligations include references to any part of them;

“Security Interest”	means any mortgage, charge, pledge, lien, encumbrance, right of set off or any security interest, howsoever created or arising;

1.2	In this Charge:

(a)	any reference to a Recital, Clause or Schedule is to the relevant Recital, Clause or Schedule of or to this Charge;

(b)	the clause headings are included for convenience only and shall not affect the interpretation of this Charge;

(c)	use of the singular includes the plural and vice versa;

(d)	use of any gender includes the other gender;

(e)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(f)

references to this Charge or any other document (including the Loan Agreement) or agreement are to be construed as references to this Charge or such other document as varied in any manner from time to time, even if changes are made to the composition of the parties to this Charge or such other document or to the nature or amount of any facilities made available under such other document; and

(g)

indebtedness due, owing or incurred under the Loan Agreement shall include all moneys, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the facilities provided for therein or the obligations and liabilities imposed thereunder however fundamental.

1.3

If any conflict arises between the covenants and undertakings in this Charge and the corresponding covenants and undertakings in the Loan Agreement, the covenants and undertakings given in the Loan Agreement (other than any covenant or undertaking relating to the Security Interest granted to the Secured Party hereunder) shall prevail.

1.4	The Recitals and Schedules form part of this Charge and shall have effect as if set out in full in the body of this Charge and any reference to this Charge includes the Recitals and Schedules.

2	Security

2.1

The Chargor hereby mortgages to the Secured Party by way of a first equitable mortgage as a continuing security for the payment and discharge of the Secured Obligations, the Charged Shares, and the particulars of the number and allocation of the Initial Shares of the Chargor mortgaged to the Secured Party is set forth in Schedule 1 attached hereto.

2.2

The Chargor hereby charges to the Secured Party by way of first fixed charge as a continuing security for the payment and discharge of the Secured Obligations, all its right, title, interest and benefit present and future in, to and under the Charged Shares.

2.3

Any receipt, release or discharge of any Security Interest created by this Charge or of any Liability arising under this Charge may be given by the Secured Party in accordance with the provisions of this Charge and shall not release or discharge the Chargor from any Liability owed to the Secured Party for the same or any other monies which may exist independently of this Charge. Where such receipt, release or discharge relates to only part of the Secured Obligations, such receipt, release or discharge shall not prejudice or affect any other part of the Secured Obligations nor any of the rights and remedies of the Secured Party under this Charge or under any Loan Agreement nor any of the obligations of the Chargor under this Charge or any Loan Agreement.

2.4

Upon the unconditional and irrevocable payment or discharge of all Secured Obligations to the Secured Party, the Secured Party shall upon request by the Chargor (at the Chargor’s cost) release the applicable Charged Shares from the security interests, discharge the obligations of the Chargor created by this Charge to the Secured Party, redeliver to the Chargor the certificates as provided in Clause 3.1 and take other actions as may reasonably be necessary to release the applicable Charged Shares. Such release shall not prejudice the rights of the Secured Party under Clause 12.

2.5

Any release, discharge or settlement between the Chargor and the Secured Party shall be conditional upon no security, disposition or payment to the Secured Party being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation or insolvency or for any other reason whatsoever and if such condition is not fulfilled the Secured Party shall be entitled to enforce this Charge as if such release, discharge or settlement had not occurred and any such payment not been made.

3	Covenants by the Chargor

The Chargor covenants to the Secured Party that, for so long as any Secured Obligations owed to the Secured Party remain outstanding:

3.1	it shall deliver or cause to be delivered to the Secured Party (on the date hereof) in form and substance acceptable to the Secured Party:

(a)	the original share certificate(s) in respect of the Initial Shares mortgaged to the Secured Party;

(b)	a blank, signed and undated transfer in respect of the Charged Shares mortgaged to the Secured Party in the form set out in Schedule 2;

(c)	a notice of equitable mortgage and/or charge addressed by the Chargor to the Company in the form set out in Schedule 3;

(d)	a shareholder proxy in favour of the Secured Party or its designated entity in the form set out in Schedule 4;

3.2

it shall immediately after the execution of this Charge, make all filings and registrations necessary in the competent governmental authorities of the BVI for the legality, validity and enforceability of the security interests created pursuant to this Charge and immediately after such filings and registrations have been made, provide the Secured Party with a stamped or certified true copy of the Register of Charges of the Chargor;

3.3	it agrees that the Company may instruct its registered office provider to endorse a note of this Charge on the Register of Members of the Company;

3.4

it shall promptly pay (and shall indemnify the Secured Party on demand against) all calls, instalments and other payments which may be made or become due in respect of the applicable Charged Shares and, in the event of default by the Chargor, the Secured Party may do so on behalf of the Chargor;

3.5	it shall not, except with the prior written consent of the Secured Party:

(a)

create, or agree or attempt to create, or permit to subsist over all or part of the applicable Charged Shares (or any interest therein) any Security Interest or any trust over any of such Charged Shares whether ranking prior to, pari passu with or behind the security contained in this Charge;

(b)

directly or indirectly, sell, assign, lease, license or sub-license, grant any interest in the applicable Charged Shares or any interest therein or attempt or agree to surrender or so dispose (other than in accordance with this Charge);

(c)	permit any person other than the Chargor or the Secured Party or the Secured Party’s nominee or nominees to be registered as, or become the holder of, the applicable Charged Shares;

(d)

vote in favour of a resolution to amend, modify or change the memorandum and articles of association of the Company such that the applicable Charged Shares are consolidated, sub-divided or converted or any rights attached to them being varied; or

(e)	exercise any voting or other rights in a way which may prejudice the value of the applicable Charged Shares or otherwise jeopardise the security constituted by this Charge over them.

3.6	it shall promptly forward to the Secured Party all material notices, reports, accounts and other documents relating to the applicable Charged Shares which it may receive from time to time;

3.7	it shall not take or accept any Security Interest from any third party, without first obtaining the Secured Party’s written consent;

3.8

unless directed in writing to do so by the Secured Party, it shall not prove in a liquidation or winding up of the Company until all the Secured Obligations owed to the Secured Party are paid in full and if directed to prove by the Secured Party (or if the Chargor otherwise receives any payment or other benefit in breach of this Clause 3.10), the Chargor shall hold all monies received by it on trust for the Secured Party to satisfy the Secured Obligations; and

3.9

until all of the Secured Obligations owed to the Secured Party have been paid in full or otherwise discharged, it shall not claim payment whether directly or by set-off, lien, counterclaim or otherwise of any amount which may be or has become due to the Chargor by the Company other than as contemplated and/or expressly permitted by the Loan Agreement.

4	Representations and Warranties

The Borrower as the beneficial owner of the Chargor and the Chargor jointly represent and warrant to the Secured Party and undertake that:

4.1

The Chargor, is the absolute owner of all of the Initial Shares free of all Security Interests, encumbrances, trusts, equities and claims whatsoever (save those under this Charge) and that all of the Initial Shares are fully paid up;

4.2	this Charge constitutes its legal, valid, binding and enforceable obligation and is a first priority security interest over the Charged Shares effective in accordance with its terms;

4.3

the execution, delivery, observance and performance by the Chargor of this Charge will not require the Chargor to obtain any licences, consents or approvals and will not result in any violation of any law, statute, ordinance, rule or regulation applicable to it;

4.4

it has obtained all the necessary authorisations and consents to enable it to enter into this Charge and the necessary authorisations and consents will remain in full force and effect at all times during the subsistence of the security constituted by this Charge; and

4.5

the execution, delivery, observance and performance by the Chargor of this Charge will not constitute an Event of Default or trigger any enforcement under any Security Interest in the Chargor’s assets nor will it result in the creation of any Security Interest over or in respect of the present or future assets of the Company.

5	Power of Attorney

5.1

The Chargor, by way of security for the payment of the Secured Obligations and the performance of its obligations under this Charge and the Loan Agreement, hereby irrevocably appoints the Secured Party (whether or not a Receiver or administrator has been appointed) and any Receiver separately to be its attorney (with full power to appoint substitutes and to delegate) with power in its name and on its behalf, and as its act and deed or otherwise at any time and from time to time, to:

(a)

sign, seal, execute, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Secured Party may consider to be necessary or advisable to perfect or improve its security over the Charged Shares;

(b)	give proper effect to the intent and purposes of this Charge;

(c)	give any instruction under the rules and practices of any relevant system;

(d)

enable or assist in any way in the exercise of any right or the enforcement thereof including any power of sale of the Charged Shares (whether arising under this Charge or implied by statute or otherwise); and

(e)	perform any other act of any description,

which may be required of the Chargor under this Charge or may be deemed by such attorney necessary or desirable for any purpose of this Charge or to constitute, enhance or perfect the security intended to be constituted by it or to convey or transfer legal ownership of the Charged Shares, provided that unless and until the occurrence of an Event of Default (and for so long as the same continues) the Secured Party may not do anything pursuant to this appointment.

5.2	The Chargor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

5.3	All sums expended by the Secured Party or any Receiver under this Clause shall be recoverable from the Chargor in accordance with the terms of this Charge.

6	Event of Default

6.1

the Chargor shall be entitled to receive and retain any and all dividends paid in respect of the Charged Shares or any thereof. The Chargor shall forthwith following the occurrence of an Event of Default sign, seal, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Secured Party may, in its absolute discretion, at any time and from time to time specify for enabling or assisting the Secured Party:

(a)	to perfect or improve its title to and security over the applicable Charged Shares;

(b)	to vest the applicable Charged Shares in the Secured Party or its nominee or nominees;

(c)	to procure that the Secured Party or its nominee or nominees are registered in the Register of Members of the Company in respect of the applicable Charged Shares;

(d)	to exercise (or enable its nominee or nominees to exercise) any rights or powers attaching to the applicable Charged Shares;

(e)	to sell or dispose of the applicable Charged Shares; and/or

(f)	otherwise to enforce any of the rights of the Secured Party under or in connection with this Charge.

7	Secured Party’s Rights as to Shares

At any time after the occurrence of an Event of Default, the Secured Party shall, without prejudice to any other right or remedy available hereunder or under applicable law, forthwith become entitled:

7.1

to instruct the Chargor and the Chargor shall comply with such instruction to exercise all voting rights attaching to the applicable Charged Shares or any thereof as the Secured Party may in their absolute discretion direct or may designate any other person to be a proxy of the Chargor to exercise such rights in such manner as the Secured Party may in its absolute discretion determine; and/or

7.2

solely and exclusively to exercise all rights and/or powers and/or discretions of the Chargor in, to and under the applicable Charged Shares pursuant to the memorandum and articles of association of the Company; and/or

7.3

to receive and retain all dividends and other distributions made on or in respect of the applicable Charged Shares or any thereof and any such dividends and other distributions received by the Chargor after such time shall be held in trust by the Chargor for the Secured Party and be paid or transferred to the Secured Party on demand to be applied towards the discharge of the applicable Secured Obligations; and/or

7.4

without notice to, or further consent or concurrence by, the Chargor to sell the applicable Charged Shares or any part thereof by such method, at such place and upon such terms as the Secured Party may in its absolute discretion determine, with power to postpone any such sale and in any such case the Secured Party may exercise any and all rights attaching to the applicable Charged Shares as the Secured Party in its absolute discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights, including but not limited to the sale of the Charged Shares be pursuant to section 15 (b) of the Loan Agreement, and/or

7.5

to date and deliver the documents delivered to the Secured Party pursuant to this Charge hereof as it consider appropriate and to take all steps to register the applicable Charged Shares in the name of the Secured Party or its nominee or nominees and to assume control as registered owner of the applicable Charged Shares.

8	Receiver

8.1

At any time after the occurrence of an Event of Default, the Secured Party may by writing without notice to the Chargor appoint one or more person or persons as the Secured Party think fit to be a receiver (the “Receiver”) in relation to the applicable Charged Shares. Where the Secured Party appoints two or more persons as Receiver, the Receiver(s) may act jointly or independently.

8.2

The Secured Party may remove any Receiver it appoints and appoint another person or other persons as Receiver or Receivers, either in the place of a Receiver they have removed, or who has otherwise ceased to act, or to act jointly with a Receiver or Receivers.

8.3

If at any time any two or more persons hold office as Receivers of the same assets or income, such Receivers may act jointly and/or severally so that each one of such Receivers shall be entitled (unless the contrary is stated in any instrument(s) appointing them) to exercise all the powers and discretions hereby conferred on Receivers individually and to the exclusion of the other or others of them.

8.4

Every such appointment or removal, and every delegation, appointment or removal by the Secured Party in the exercise of any right to delegate its powers or to remove delegates, may be made in writing under the hand of any officer of the Secured Party.

8.5	Every Receiver shall have all the powers of the Secured Party who appoints him in this Charge and, without prejudice to the foregoing, shall have the following powers:

(a)	power to take possession of, collect and get in any of the applicable Charged Shares and, for that purpose, to take such proceedings as may seem to him to be expedient;

(b)

without notice to, or further consent or concurrence by, the Chargor to sell or otherwise dispose of any of the applicable Charged Shares by such method, at such place and upon such terms as a Receiver may in its absolute discretion determine, with power to postpone any such sale and in any such case a Receiver may exercise any and all rights attaching to the applicable Charged Shares as the Receiver in its absolute discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights;

(c)	power to raise or borrow money and grant security over any of the applicable Charged Shares;

(d)	power to appoint attorneys or accountants or other professionally qualified persons to assist him in the performance of his functions;

(e)	power to bring or defend any action or other legal proceedings in the name of and on behalf of the Chargor in respect of the applicable Charged Shares;

(f)	power to do all acts and execute in the name and on behalf of the Chargor any document or deed in respect of the applicable Charged Shares;

(g)	power to make any payment which is necessary or incidental to the performance of his functions, subject to compliance with applicable law;

(h)	power to make any arrangement or compromise on behalf of the Chargor in respect of the applicable Charged Shares;

(i)	power to rank and claim in the insolvency or liquidation of the Company and to receive dividends and to accede to trust deeds for the creditors of the Company;

(j)	power to present or defend a petition for the winding up of the Company; and

(k)	power to do all other things incidental to the exercise of the foregoing powers.

8.6

The Receiver shall be the agent of the Chargor and the Chargor shall be responsible for his acts and defaults and liable on any contracts made, entered into or adopted by the Receiver. The Secured Party shall not be liable for the Receiver’s acts, omissions, negligence or default, nor be liable on contracts entered into or adopted by the Receiver.

8.7

Without prejudice to the Section 7.4 of this Agreement, in making any sale or other disposal of any of the applicable Charged Shares in the exercise of their respective powers, the Receiver or the applicable Secured Party may accept by way of consideration for such sale or other disposal, cash, shares, loan capital or other obligations including, without limitation, consideration fluctuating according to or dependent upon a profit or turnover and consideration the amount of which is to be determined by a third party. Any such consideration may be receivable in a lump sum or by instalments.

8.8

Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the applicable Secured Party (or, failing such agreement, to be conclusively fixed by the applicable Secured Party) commensurate with the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with the current practice of such Receiver or his firm.

8.9	To the fullest extent permissible under law, the Secured Party may exercise any right or power that the Receiver the Secured Party appoints may exercise in relation to the enforcement of this Charge.

9	Other powers exercisable by the Secured Party

9.1	All powers of the Receiver conferred by this Charge may be exercised by the Secured Party who appoints such Receiver after this Charge has become enforceable.

9.2	The Secured Party shall have no Liability or responsibility to the Chargor arising out of the exercise or non-exercise of the powers conferred on them by this Clause.

9.3

The Secured Party need not enquire as to the sufficiency of any sums received by them in respect of any debt or claim so assigned to them or make any claim or take any other action to collect in or enforce them.

10	Application of Monies by the Secured Party or a Receiver

10.1	The Secured Party (and any Receiver) shall apply the monies received by them as a result of the enforcement of the security:

(a)	firstly, in payment or satisfaction of the expenses related to enforcement of this security (including without limitation the fees and expenses of the Receiver);

(b)	secondly, in meeting claims of the Secured Party in respect of the applicable Secured Obligations;

(c)	thirdly, in payment of the balance (if any) to the Chargor or persons entitled to it.

10.2	No Secured Party shall be liable for any loss or damage occasioned by:

(a)	any sale or disposal of the applicable Charged Shares or an interest in the applicable Charged Shares; or

(b)	the exercise, or failure to exercise, any of its powers under this Charge; or

(c)	any neglect or default to pay any instalment or accept any offer or notify the Chargor of any such neglect or default; or

(d)	any other loss of whatever nature in connection with the applicable Charged Shares.

10.3

The Secured Party may, at any time after demand and until the irrevocable and unconditional payment to the Secured Party of all Secured Obligations owed to it, place and keep to the credit of a suspense account any money received or realised by the Secured Party by virtue of this Charge. The Secured Party shall have no intermediate obligation to apply such money in or towards the discharge of any applicable Secured Obligations.

11	Protection of the Secured Party and Receiver

11.1

Neither the Secured Party nor any Receiver shall be liable in respect of any Liability which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise, any of their respective powers under or by virtue of this Charge, except if and insofar as such Liability results from its or his own gross negligence or wilful default.

11.2

Without prejudice to the generality of Clause 11.1, neither the Secured Party nor any Receiver shall be liable to account as the Secured Party in possession or otherwise for any sum not actually received by they or them respectively.

12	Continuing Security and Non-Merger

12.1

The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations or any other matter or thing whatsoever and shall be binding until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

12.2

This Charge is in addition to and shall not merge with or otherwise prejudice or affect any banker’s lien, right to combine and consolidate accounts, right of set-off or any other contractual or other right or remedy or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Secured Party.

13	Currency

13.1

For the purpose of, or pending the discharge of, any of the Secured Obligations, the Secured Party may, in its sole discretion, convert any moneys received, recovered or realised in any currency under this Charge (including the proceeds of any previous conversion under this Clause) from its existing currency of denomination into any other currency at such rate or rates of exchange and at such time as the Secured Party thinks fit.

13.2

No payment to the Secured Party (whether under any judgment or court order or otherwise) shall discharge the Secured Obligations in respect of which it was made unless and until the Secured Party shall have received payment in full in the currency in which such Secured Obligations were incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such Secured Obligations expressed in that currency, the Secured Party shall have a further separate cause of action against the Chargor and shall be entitled to enforce this Charge to recover the amount of the shortfall.

14	Costs

The Chargor shall on demand and on a full indemnity basis pay to the Secured Party the amount of all costs and expenses and other liabilities (including stamp duty, and legal and out of pocket expenses) which the Secured Party incurs in connection with:

(a)	any actual or proposed amendment or waiver or consent under or in connection with this Charge; or

(b)	any discharge or release of this Charge; or

(c)	the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of this Charge; or

(d)	dealing with or obtaining advice about any matter or question arising out of or in connection with enforcing the Secured Party’s exercise of its rights under this Charge.

15	Variation and Amendment

This Charge shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Loan Agreement and no variation of this Charge shall be valid unless it is in writing and signed by or on behalf of each of the parties.

16	Assignment

16.1	None of the Chargor and the Chargor may assign or transfer any of its rights, benefits or obligations hereunder without the prior written consent of the Secured Party.

16.2

The Secured Party is entitled to freely assign or otherwise transfer the whole or any part of its benefits, rights and obligations of this Charge without the prior written consent of the Chargor, together with its rights, benefits and obligations under the Loan Agreement, and the expression “the Secured Party” wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of the Secured Party, who shall be entitled to enforce and proceed upon this Charge in the same manner as if named herein. The Secured Party shall be entitled to disclose any information concerning the Chargor to any such assignee or other successor or any participant or proposed assignee, successor or participant.

17	Currency Indemnity

If, for any reason, any amount payable to the Secured Party by the Chargor under this Charge is paid or recovered in a currency other than that in which it is required to be paid (the “contractual currency”), then, to the extent that the payment to the Secured Party (when converted into the contractual currency at its then applicable rate of exchange) falls short of the amount payable in the contractual currency, the Chargor shall, as a separate and independent obligation, fully indemnify the Secured Party on demand against the amount of the shortfall.

18	Forbearance, Severability and Consents

18.1	All rights, powers and privileges under this Charge shall continue in full force and effect, regardless of the Secured Party exercising, delaying in exercising or omitting to exercise any of them.

18.2	No provision of this Charge shall be avoided or invalidated by reason only of one or more other provisions being invalid or unenforceable.

18.3

Any provision of this Charge which is or becomes illegal, invalid or unenforceable shall be ineffective only to the extent of such illegality, invalidity and unenforceability, without invalidating the remaining provisions of this Charge.

18.4

Save as otherwise expressly specified in this Charge, any consent of the Secured Party may be given absolutely or on any terms and subject to any conditions as the Secured Party may determine in its entire discretion.

19	Entire Agreement

This Charge and the Loan Agreement constitute the entire agreement and understanding of the parties and supersedes any previous agreement between the parties relating to the subject matter of this Charge.

20	Further Assurance

The Chargor shall promptly execute all documents and do all things that the Secured Party may specify for the purpose of:

(a)	securing and perfecting its security over or title to all or any of the applicable Charged Shares; and/or

(b)	enabling the Secured Party to vest all or part of the applicable Charged Shares in its name or in the names of its nominee(s), agent or any purchaser,

including the execution and delivery of all assignments, transfers, mortgages, charges, notices, instructions and such other documents as the Secured Party may in its discretion think fit.

21	Notices

21.1

All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses or facsimile number as furnished to each other in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with an overnight courier service of recognized standing or (v) four (4) days after being deposited by registered air mail with postage prepaid.

22	Miscellaneous

22.1

All sums payable by the Chargor under this Charge shall be paid without any set off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Chargor will simultaneously with making the relevant payment under this Charge pay to the Secured Party such additional amount as will result in the receipt by the Secured Party of the full amount which would otherwise have been receivable and will supply the Secured Party promptly with evidence satisfactory to the Secured Party that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

22.2

No delay or omission on the part of the Secured Party in exercising any right or remedy under this Charge shall impair that right or remedy or operate as or be taken to be a waiver of them nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Charge of that or any other right or remedy.

22.3

The Secured Party’s rights, powers and remedies under this Charge are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise and may be exercised from time to time and as often as the Secured Party deems expedient.

22.4

Any waiver by the Secured Party of any terms of this Charge or any consent or approval given by the Secured Party under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given.

22.5

If at any time any one or more of the provisions of this Charge is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Charge nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

22.6

Any statement, certificate or determination of the Secured Party as to the Secured Obligations or (without limitation) any other matter provided for in this Charge shall, in the absence of manifest error, be conclusive and binding on the Chargor.

23	Law and Jurisdiction

23.1	This Charge is governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

23.2

The Chargor irrevocably agrees for the exclusive benefit of the Secured Party that any dispute, controversy or claim arising out of, in connection with or relating to this Charge, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration.

(a)

The arbitration shall be conducted in the Hong Kong Special Administrative Region of the PRC by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be one (1) arbitrator. The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong.

(b)

The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 23.2(b), including the provisions concerning the appointment of the arbitrators, the provisions of this Section 23.2(b) shall prevail.

(c)

Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(d)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(e)	Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(f)	During the course of the arbitral tribunal’s adjudication of the dispute, this Charge shall continue to be performed except with respect to the part in dispute and under adjudication.

24	Confidentiality.

24.1

Disclosure of Terms. The terms and conditions of the Loan Agreement (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any of the parties to any other person except in accordance with the provisions set forth below.

24.2

Permitted Disclosures. Notwithstanding the foregoing, (i) each party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons are under appropriate nondisclosure obligations; and (ii) the Secured Party may disclose any of the Financing Terms to their directors, officers and employees so long as such persons are under appropriate nondisclosure obligations.

24.3

Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws) to disclose the existence or content of any of the Financing Terms hereof in contravention of the provisions of this Section 24.3, such party (the “Disclosing Party”) shall promptly provide the other parties with written notice of that fact so that such other parties may seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be given to such information to the extent reasonably requested by the other parties.

24.4

Other Exceptions. Notwithstanding any other provision of this Section 24.4, the confidentiality obligations of the parties shall not apply to: (i) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (iii) information which enters the public domain without breach of confidentiality by the restricted party; or (iv) disclosures to a party’s accountants, attorneys or other professional advisors so long as they agree to keep such disclosures confidential.

25	Counterparts

This Charge may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Charge.

This Charge has been executed and delivered as a deed by the Chargor, the Borrower and signed by the Secured Party and it shall take effect on the date stated at the beginning of this document.

Chargor

SIGNED as a DEED by ) Truck Work Logistics Information Co. Ltd ) By its duly authorized representative )

Name:

Title:

Witness

in the presence of:

/s/ Li Yanming	Signature of witness
Li Yanming	Name of witness

Borrower

Executed and Delivered as a Deed by

/s/ WANG Gang
By: WANG Gang

This Charge has been executed and delivered as a deed by the Chargor, the Borrower and signed by the Secured Party and it shall take effect on the date stated at the beginning of this document.

Secured Party

FULL TRUCK ALLIANCE CO. LTD.

By:	/s/ Zhang Hui
Name:
Title:

Schedule 1

Name of Chargor	Number of Initial Shares Charged to Secured Party		Description of Shares
Such number of Series A-5 Preferred Shares (and/or the Class A Ordinary Shares converted from such Series A-5 Preferred Shares pursuant to the memorandum and articles of association of Full Truck Alliance Co. Ltd.) as calculated pursuant to the following formula:

Truck Work Logistics Information Co. Ltd

N = P/(V*90%), of which,

“N” means the number of Initial Shares Charged to Secured Party,

“P” means $206,000,000, and

“V” means the Per Share Fair Market Value of the Company, and “Per Share Fair Market Value” of Company has the meaning ascribed to it in the Loan Agreement.

As of the date of this Charge, the Initial Shares are 398,507,891 Series A-5 Preferred Shares held by the Chargor in the Company.

		Full Truck Alliance Co. Ltd. (the “Company”)	Shares with par value of US$0.00001 each (as appropriately adjusted for share splits, share dividends, recapitalizations and the like) of the Company

Schedule 2

Share Transfer

Truck Work Logistics Information Co. Ltd (the “Transferor”), for value received, does hereby transfer to the following transferee (the “Transferee”):

Name:	Full Truck Alliance Co. Ltd.

Address: Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205, Cayman Islands

a total of                      Series A-5 Preferred Shares (as appropriately adjusted for share splits, share dividends, recapitalizations and the like) of Full Truck Alliance Co. Ltd. standing in its name in the undertaking called             ,          to hold the same unto the Transferee.

Signed by the Transferor

Truck Work Logistics Information Co. Ltd

By:
Name:
Title:

Signed by the Transferee
Full Truck Alliance Co. Ltd.

By:	/s/ Zhang Hui
Name:
Title:

Schedule 3

Notice of Charge

To:	Full Truck Alliance Co. Ltd.

November 21, 2020

Dear Sirs

Charge over Shares

We hereby notify you that pursuant to a charge over shares among WANG Gang, Truck Work Logistics Information Co. Ltd and Full Truck Alliance Co. Ltd. Dated November, 2021 (the “Charge over Shares”), Truck Work Logistics Information Co. Ltd has granted a security interest over the such number of Series A-5 Preferred Shares (and/or the Class A Ordinary Shares converted from such Series A-5 Preferred Shares) (as appropriately adjusted for share splits, share dividends, recapitalizations and the like) of Full Truck Alliance Co. Ltd. as set forth in the Charge over Shares standing in its name in the register of members of Full Truck Alliance Co. Ltd. and at any time after occurrence of an Event of Default (as defined in the Charge over Shares), you may take such steps to register any of your designated entity(ies) as the registered holder of the shares pursuant to the Charge over Shares.

Truck Work Logistics Information Co. Ltd

By:
Name:
Title:

Schedule 4

Irrevocable Proxy

Full Truck Alliance Co. Ltd.

The undersigned, being the legal owner of the Charged Shares (as defined in the Charve over Shares as further defined below, the “Shares”) of Full Truck Alliance Co. Ltd. in the share capital of Full Truck Alliance Co. Ltd. (the “Company”), a company incorporated in the Cayman Islands, hereby makes, constitutes and appoints ZAHNG Hui (with his PRC ID number being ******) (the “Attorney”) as the true and lawful attorney and proxy of the undersigned with full power to appoint a nominee or nominees to act hereunder from time to time and to vote the Shares represented by the Share Certificate(s) of the Company at all general meetings of shareholders of the Company with the same force and effect as the undersigned might or could do and to requisition and convene a meeting or meetings of the shareholders of the Company for the purpose of appointing or confirming the appointment of new directors of the Company and/or such other matters as may in the opinion of the Attorney deem necessary or desirable for the purpose of implementing the Charge over Shares referred to below and the undersigned hereby ratifies and confirms all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The Shares have been charged to the Attorney pursuant to a charge over shares among WANG Gang, Full Truck Alliance Co. Ltd. and Truck Work Logistics Information Co. Ltd dated November 21, 2020 (the “Charge over Shares”).

This power and proxy is given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee and is irrevocable and shall remain irrevocable as long as the Charge over Shares is in force.

In witness whereof this instrument has been duly executed on November 21, 2020 as a deed.

Executed and Delivered as a Deed by:

Truck Work Logistics Information Co. Ltd

By:
Name:
Title: